Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-65720, 33-51215 and 333-00139 of Idaho Power Company on Form S-3 and Registration Statement No. 33-56071 of Idaho Power Company on Form S-8 of our report dated January 31, 1996 appearing in the Annual Report on Form 10-K of Idaho Power Company for the year ended December 31, 1995, as amended by Form 10-K/A, Amendment No. 2.





DELOITTE & TOUCHE LLP

Portland, Oregon
March 25, 1996